                                                               EXHIBIT 11

                           FLEMING COMPANIES, INC.
                        EARNINGS PER SHARE COMPUTATION
                   (In thousands, except per share amounts)

                                                     YEAR ENDED
                                               --------------------------
                                               DECEMBER 31,  DECEMBER 25,
                                                   1994         1993
                                               ------------  ------------
PRIMARY EARNINGS
  PER SHARE

Reconciliation of net
 earnings from consolidated
 statements of earnings  to
 amount used in primary earnings
 per share computation:

   Earnings before extraordinary
    loss applicable to common shares             $56,169       $37,480
                                                 =======       =======
Weighted average shares
 outstanding used to compute
 primary earnings per share                       37,254        36,801

   Add share equivalents-
    shares issuable
    under stock option and
    stock purchase plans                             160            26
                                                 -------       -------
   Weighted average shares
    outstanding, as adjusted                      37,414        36,827
                                                 =======       =======
   Primary earnings per
    share before
    extraordinary loss                             $1.51(a)       $1.02(a)
                                                   =====          =====

(a) Agrees to the related amounts shown in the consolidated statements of earnings.


                                                           EXHIBIT 11
                                                           (Continued)

                           FLEMING COMPANIES, INC.
                        EARNINGS PER SHARE COMPUTATION
                   (In thousands, except per share amounts)


                                                     YEAR ENDED
                                               --------------------------
                                               DECEMBER 31,  DECEMBER 25,
                                                   1994         1993
                                               ------------  ------------
(PRIMARY EARNINGS PER SHARE, cont'd)

Extraordinary loss                                             $ 2,308
                                                               =======
Weighted average shares
 outstanding, as adjusted                                       36,827
                                                               =======
Loss per share related to
 extraordinary item                                               $.06(a)
                                                                  ====

Earnings applicable to common shares           $56,169         $35,172
                                               =======         =======
Weighted average shares
 outstanding, as adjusted                       37,414          36,827
                                               =======         =======
Primary earnings per share                       $1.51(a)         $.96(a)
                                                 =====            ====

(a) Agrees to the related amounts shown in the consolidated statements of earnings.
